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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 12, 1999 (except with respect to the matter discussed in Note 12, as to which the date is March 25, 1999), included in Amendment No. 4 to Form S-1 Registration Statement No. 333-76859 of Towne Services, Inc. and to all references to our Firm included or incorporated in this registration statement.


ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 23, 1999